Exhibit 99.1
FOR IMMEDIATE RELEASE
JULY 18, 2013

ULTRA SUN CORPORATION
COMPLETES REVERSE MERGER TRANSACTION WITH
WILD EARTH NATURALS, INC.

MESQUITE, NEVADA – Ultra Sun Corporation (OTC Bulletin Board: USUN) announced today that on July 12, 2013 it consummated a “reverse merger” transaction with Wild Earth Naturals, Inc., a Nevada corporation (“Wild Earth”), in which Wild Earth became a wholly owned subsidiary of Ultra Sun.

Wild Earth is a development stage herbal skin care products formulation and marketing company that plans to target the growing natural health care products market in the United States and abroad.  Wild Earth plans to develop and manufacture high-quality, herbal based skin care products providing healthier choices to consumers.   Prior to the consummation of the merger, Ultra Sun was engaged in the tanning salon business.  That business will be discontinued as a result of the merger.

"The successful completion of the merger represents a major milestone for Wild Earth Naturals, positioning the company for growth," said David Tobias, President.  We believe this "going-public" transaction will enable us to grow our business and launch Wild Earth Naturals’ initial product line.”

Additional information regarding the merger transaction is set forth in the Company's Current Report on Form 8-K dated July 18, 2013, which will be filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains “forward-looking statements.” Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contact:
David Tobias
702-758-8772